Exhibit 99.1

ConforMIS Announces Proposed Public Offering of Common Stock

BILLERICA, Mass., Jan. 24, 2018 (GLOBE NEWSWIRE) — ConforMIS, Inc. (NASDAQ: CFMS), a medical technology company that uses its proprietary iFit Image-to-Implant technology platform to develop, manufacture and sell joint replacement implants that are customized to fit each patient’s unique anatomy, today announced that it has commenced an underwritten public offering of its common stock. ConforMIS also intends to grant the underwriters a 30-day option to purchase up to an additional fifteen percent (15%) of the shares of common stock offered in the public offering. All of the shares in the proposed offering are to be sold by ConforMIS.

Cowen and Canaccord Genuity are acting as joint book-running managers for the proposed offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering.

The shares are being offered by ConforMIS pursuant to a shelf registration statement that was previously filed with, and subsequently declared effective by, the Securities and Exchange Commission (SEC). A preliminary prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to these securities may also be obtained by contacting Cowen and Company, LLC, c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department, by telephone at (631) 274-2806 or by contacting Canaccord Genuity Inc., 99 High Street, 12th Floor, Boston, MA 02110, Attn: Syndicate Department, by telephone at (617) 371-3900 or by e-mail at prospectus@canaccordgenuity.com . The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

About ConforMIS, Inc.

ConforMIS is a medical technology company that uses its proprietary iFit Image-to-Implant technology platform to develop, manufacture and sell joint replacement implants that are individually sized and shaped, or customized, to fit each patient’s unique anatomy. ConforMIS offers a broad line of customized knee implants and pre-sterilized, single-use instruments delivered in a single package to the hospital. In clinical studies, ConforMIS’ iTotal CR demonstrated superior clinical outcomes, including better function and greater patient satisfaction, compared to traditional, off-the-shelf implants. ConforMIS owns or exclusively in-licenses approximately 420 issued patents and pending patent applications that cover customized implants and patient-specific instrumentation for all major joints.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” of ConforMIS within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, those relating to ConforMIS’ expectations regarding the completion, timing and size of the public offering, and its expectations with respect to granting the underwriters a 30-day option to purchase additional shares. Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties related to completion of the proposed public offering on the anticipated terms, or at all, include, but are not limited to, market conditions and the satisfaction of customary closing conditions related to the proposed public offering. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause ConforMIS’ actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in ConforMIS’ most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in ConforMIS’ other filings with the SEC, including those contained or incorporated by reference in the preliminary prospectus supplement related to the proposed public offering to be filed with the SEC. All information in this press release is as of the date of the release, and ConforMIS undertakes no duty to update this information unless required by law.

Investor Contact

Oksana Bradley

ir@conformis.com

(781) 374-5598